Exhibit 16.1

December 6, 2017

Securities and Exchange Commission
Washington, D.C.

Re:  GlobalSCAPE, Inc.

We have read GlobalSCAPE Inc.'s statements included under Item 4.01 of its Form 8-K dated December 1, 2017, and we agree with such statements concerning our firm.

PADGETT STRATEMANN & CO., L.L.P.

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